Exhibit 10.7

                                    AGREEMENT

         This Agreement ("Agreement") is made and entered into as of this 6th day of June, 2007, in Boca Raton, Florida by and between China Voice Holding Corp. with its principal office located at 327 Plaza Real, Suite 319 Boca Raton, Florida 33432 doing business through Vastland Holdings (Beijing) Co. Ltd. with its principal office located at 68 Bei Si Huan Xi Lu, Unit 515B Shuang Qiao Da Sha, Hai Dian District, Beijing, People's Republic of China ("VH"), and InterEdge Technologies, LLC a Florida Corporation whose principal commercial office is located at 19321-C U.S. Highway 19 North, Suite 408 Clearwater Florida 33764 ("Partner").

         WHEREAS VH operates through its subsidiaries in the People's Republic of China ("PRC") in the specialized fields of Telecommunication, Office Automation and Voice over IP Services, collectively referred to herein as the "Services"; and

         WHEREAS Partner is a manufacturer and supplier of specialized Internet Telephony telecommunications hardware and technology, collectively referred to herein as the "Hardware"; and

         WHEREAS Partner has agreed to be appointed as VH's supplier of Intelligent Telephone Adapters (ITAs), IP Telephones and other peripheral hardware to support IP telecommunications services for Chinese Government Contracts. Furthermore, Partner is appointed as VH's exclusive supplier of Internet Telephony hardware so long as Partners's technical requirements, competitive pricing and the revenue sharing terms and conditions hereinafter set forth are met.

         NOW, THEREFORE, in consideration of the representations, warranties and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Incorporation of Recitals. The foregoing recitals are hereby incorporated into this Agreement and made a part hereof.

         2. Appointment.

              (a) VH hereby appoints Partner as an exclusive partner of VH to supply telecommunications equipment hardware, associated software and support set forth in the attached Exhibit "A".

              (b) Partner hereby acknowledges and agrees that its appointment hereunder is exclusive under the conditions hereinafter set forth.

         3. Term of Appointment. The term of Partner's appointment under this Agreement shall commence as of the date hereof and shall continue until terminated in accordance with Section 8 below (the "Term").




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         4. Obligations of Partner. Partner shall have the following obligations under this Agreement:

              (a) Partner shall perform all of its activities under this Agreement in a competent, timely and professional manner. Partner shall comply with all industry standards, laws, statutes, tariffs, ordinances, regulations, rules and other legal requirements applicable to the Hardware supplied and supported by Partner.

              (b) Partner shall hold and treat as confidential all information known or acquired by Partner with respect to VH's arrangements with third parties, contracts, and technology except where otherwise permitted by VH or required for the Partner to fulfill its obligations under this Agreement.

              (c)  Partner  shall  refrain  from  engaging  in  any   unethical,
deceptive,   misleading  or  inappropriate  conduct  in  promoting,   marketing,
offering, and soliciting orders for the Hardware.

              (d) Partner shall not use the name, trademarks, trade names, service marks, goodwill and other proprietary rights of VH and/or its parent company China Voice Holding Corp ("CHVC") without the prior written consent of an authorized officer of CHVC.

              (e)  Partner  shall  deliver   hardware  in  a  timely  manner  in
accordance with mutually acceptable delivery schedules and VH Government Contract requirements to VH designated locations.

              (f) Partner shall provide a sufficient quantity of hardware for each site or to VH designated warehouse location for defective or non-working unit replacements. In addition, Partner will provide replacement units either new or refurbished directly to VH customers under VH name so that VH customer does not experience any interruption to VH telephony services provided. Partner shall be fully responsible for keeping telephony equipment operational, in good working order and will provide VH customer with detailed instructions and support for returning defective equipment to a location within China.

              (g) Partner shall provide technical assistance to CA for the integration of hardware and software into VH's Candidsoft O/A platform. In addition, Partner shall provide private labeling to VH as well as device configuration that supports true "Plug and Play" auto provisioning.

              (h) All costs associated with the shipping delivery of equipment to VH designated location shall be the responsibility of the Partner. Monthly shipments shall be made to designated VH location.

         5. Eligibility for Payment.

              (a) During the Term, Partner shall be eligible for an agreed upon percentage of VH profits to be applied towards the payment of all of its legitimate and appropriate invoices for its Hardware provided, installed and made active by VH in accordance with the prevailing terms and conditions that have been mutually agreed and are in place at the material time. VH will serve



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as a Guarantor for the prompt and full payment at all times and under all normal commercial circumstances.

              (b) Upon the termination of the Term for any reason other than Partner's breach of this Agreement, Partner shall continue to be eligible to receive payment for active Hardware during the term of VH's Government Contracts in the revenue sharing percentages outlined in Exhibit "A".

              (c) Revenue sharing percentages and monthly payment as agreed is attached herein as Exhibit "B".

         6. Independent Contractor Status.

              (a) For all purposes relating to this Agreement, Partner shall be deemed an independent contractor of VH, not a joint venturer, employee or agent of VH. Partner shall have no authority to make any statement, representation, warranty or agreement on behalf of VH without the prior written consent of an authorized officer of VH, and Partner shall refrain, and cause Partner's employees, representatives and agents to refrain, from purporting to have such authority.

              (b) Partner shall determine the means and methods by which Partner conducts its business, subject only to the express terms of this Agreement. Partner shall be responsible for any employees, representatives or agents whom it elects to hire or otherwise retain, and neither Partner nor any of its employees, representatives or agents shall be entitled to participate in or receive any rights or benefits under VH's employee benefit programs.

         7. Indemnification. To the full extent permitted by law, Partner shall defend, indemnify and hold harmless VH, its affiliated companies, and each of their respective shareholders, directors, officers, employees, representatives and agents from any and all claims, demands, causes of action, liabilities, judgments, damages, losses, fines, penalties, expenses and costs (including reasonable attorneys' fees and court costs) arising from or relating to any breach of this Agreement by, or any other act or omission of, Partner, its shareholders, employees, representatives and agents.

         8. Termination.

              (a) This Agreement is intended to last for the duration of the length of time measured in calendar months that the said contracts issued by VH and accepted by Partner shall require for complete fulfillment of hardware ordered by VH for Government Contracts in PRC and for so long as equipment is being utilized and considered "active". This complete time frame is referred to herein as the "Term".

              (b) VH shall have the right to terminate the Term upon written notice to Partner upon any material breach by Partner of any of its obligations under this Agreement.

              (c) If Partner does not agree with any material amendment to this Agreement, including without limitation, any VH amendment made pursuant to
Section 3 or Section 8(a) above, Partner shall have the right to terminate the Term during the thirty (30) days following VH's notice to Partner of such



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amendment.  During  such  30-day  period,  Partner  must  give VH  notice of its rejection of such amendment and its wish to terminate or Partner shall be deemed to have accepted such amendment, and this Agreement shall continue in effect as so amended.

              (d) The termination of the Term shall not relieve either party of any liabilities previously accrued hereunder or any covenant, obligation or liability which is to survive or be performed after such termination. Neither party shall, by reason of the termination of the term, be liable to the other party for damages, compensation or reimbursement of any kind or nature on account of lost revenues, lost profits, or prior expenditures, investments or commitments made in connection herewith.

         9. Non-Competition and Non-Solicitation.

              (a) During the Term and for a period of twelve (12) months thereafter, neither party shall, without the prior written consent of an authorized officer of the other party, solicit, induce, offer to employ, or hire or otherwise retain any employee of the other.

              (b)  The  parties  herein  shall  execute  a  Non-Disclosure   and
Non-Circumvention Agreement in the form as attached herein as Exhibit "C"

         10. Disclaimer of Warranties; Limitation on Liability.

              (a) Partner hereby acknowledges and agrees that, except as expressly set forth herein, VH has not made and makes no representations or warranties of any kind or nature concerning the services, and specifically disclaims any and all representations and warranties concerning the services, both express and implied, including, without limitation, all warranties of merchantability and fitness for a particular purpose or use.

              (b) VH shall not, under any circumstance, be liable for consequential, incidental, indirect or special damages, including, without limitation, loss of anticipated revenues or profits or damages resulting from claims brought by customers or other third parties against partner.

         11. Miscellaneous Provisions.

              (a) VH shall not be deemed in breach of this Agreement or liable for any failure or delay in its performance under this Agreement if such failure or delay is due in whole or part to act of God, war, riot, act of terrorism, government action, fire, explosion, accident, flood, storm, mechanical breakdown, failure of power, civil disturbance, labor trouble, acts or omissions of Carriers, other contractors, vendors or suppliers of VH, Partner, its employees, representatives or agents, or any other circumstance beyond the reasonable control of VH.

              (b) All notices required or permitted by this Agreement shall be made in writing and delivered personally, by overnight carrier, or by certified mail, return receipt requested, to the recipient at its principal office address which is set forth in the first paragraph of this Agreement, or to such other address provided to the party providing notice in the same manner as set forth in this paragraph for notice. A notice delivered personally or by overnight carrier shall be deemed delivered when received or the next business day, whichever is earlier. A notice sent by certified mail, return receipt requested



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shall be deemed  delivered when  deposited in the depository of the U.S.  Postal
Service.

              (c) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Florida, USA without giving effect to principles of conflict of laws. The section headings contained herein are for the convenience of the parties only, and shall not be considered in interpreting this Agreement. The provisions of this Agreement are intended to be interpreted and enforced in a manner which renders them valid and enforceable. If any provision of this Agreement is found invalid or unenforceable, such provision shall be deemed excised from this Agreement without affecting the validity or enforceability of the balance of this Agreement.

              (d) This Agreement is deemed to have been made in the United States. All of VH's rights and remedies stated in this Agreement are in addition to, and not in substitution of, all other rights and remedies available at law or in equity. Partner agrees that its violation of this Agreement will cause irreparable and substantial damage to VH for which no adequate remedy may be available at law. In addition to any other right or remedy available, VH shall have the right to an injunction enjoining any violation of this Agreement, or threat thereof, without need of a bond or a showing of actual damages.

              (e) No waiver of any breach of this Agreement shall be considered valid unless in writing and signed by the party against which such waiver is being asserted, and no such waiver shall be deemed a waiver of any subsequent breach of the same or any other provision of this Agreement.

              (f) This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one and the same original. This Agreement may be executed via facsimile, and a facsimile signature shall be deemed an original signature for all purposes relating to this Agreement.

              (g) Each party represents that it is fully authorized and empowered to enter into and perform this Agreement, and that this Agreement constitutes a valid and binding obligation of such party fully enforceable in accordance with its terms.

              (h) This Agreement shall inure to the benefit of and be binding upon VH and its successors and assigns. The rights and benefits of Partner under this Agreement are personal to Partner and may not be assigned or transferred to any other person or entity without the prior written consent of VH and such consent will not reasonably be withheld. Any attempted assignment or transfer without such consent shall be null and void.

              (i) This Agreement contains the entire agreement of the parties and supersedes all prior representations, negotiations, commitments and agreements between the parties with respect to the subject matter hereof. Subject to the foregoing provisions of this Agreement, no modification or rescission of this Agreement shall be deemed valid unless in writing and signed by Partner and an authorized officer of VH.



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         IN WITNESS WHEREOF,  the parties have executed this Agreement as of the first date appearing above.

China Voice Holding Corp.                        InterEdge Technologies, LLC


By: /s/ Bill Burbank                             By: /s/ Mohsen Behnam
    -----------------------                          ---------------------------
    Bill Burbank                                      Mohsen Behnam

Title: President and CEO                         Title: Executive Vice President


Witness: /s/ John Iacovelli                      Witness: /s/ Dawn Walters
         ------------------                               ----------------------
         John Iacovelli                                   Dawn Walters














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                                    Exhibit A

Equipment: "Plug and Play" Intelligent Telephone Adapters (ITAs) or 2 line (VOIP and PSTN) IP Telephones. Private labeled per VH/Candidsoft instructions. Labeling for current contracts will be SKY O/A logo with a model number to be determined.

Other  hardware  items shall be added upon  request.  The cost basis and revenue
sharing   percentage   shall  be  mutually  agreed  upon  and  determined  on  a
case-by-case basis.



























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                                    Exhibit B

Partner Revenue Sharing Percentages:

Partner shall receive 60% of telephony usage profits until Partner has received $46.00 (cost basis) for each active ITA or IP Telephone. After Partner has received its cost basis, Partner shall receive 20% of telephony usage profit for as long as the device is active under a VH contract. After Partner has received 2 times the amount of the cost basis, title of hardware transfers to China Voice Holding Corp. and hardware is considered paid in full.

Billing and Payment: Per existing Government agreements, VH is working with each Government Agency on a prepaid basis. VH will receive payment from each agency for completed department installations. Typical Department size is as follows and may be fully installed within one week: Town level-10 to 15 users, City level- 50 to 60 users, Provincial level- 120 to 150 users. VH will pay Partner the revenue share percentage of profit received for the period from 25th of the preceding month to through the 24th of the current month. Payments will be made on the 1st business of each month for this period via wire transfer to a Bank within China. The O/A system shall track each device by MAC address. VH will provide a detailed accounting of usage per MAC address to Partner via secure web address.

Current CPAD and NAAB Contracts with initial delivery requirements:

          1) The CPAD contract indicates a total of 35,000 seats. 650 IP Telephones or ITAs are required to be installed in July 2007.

          a. Revenue per seat is estimated at USD30 average per month with the profit at USD20

          2) The NAAB contract indicates a total of 50,000 seats. 250 IP Telephones or ITAs are required to be installed in July 2007.

          a. Revenue per seat is estimated at USD30 average per month with the profit at USD20

          3) The NAAB Loan Application contract indicates a total of 5000 commercial business locations and 1200 Government office locations. The initial installation period calls for up to 3 IP telephones to be installed in each location between July to November 2007.

*A complete and refined forecast of hardware needs will be provided within 10 days from the execution on this agreement. It is the responsibility of VH to provide updated equipment forecasts each month.